Exhibit 10.2

Compensation Program
for Nonemployee Directors
Amended and Restated Effective November 26, 2019

a.
Each director shall be paid an annual retainer of $120,000 for serving as a member of the Board of Directors and any Board Committee(s), which retainer shall be payable in quarterly installments at the end of each quarter. Payment of this retainer may be deferred under the Deferred Compensation Program for Directors.

b.
The chairman of the Audit and Finance Committee shall be paid an additional annual retainer of $25,000. The chairman of the Corporate Governance and Nominating Committee shall be paid an annual retainer of $15,000. The chairman of the Management Development and Compensation Committee shall be paid an annual retainer of $20,000. Such retainers shall be payable in quarterly installments. Payment may be deferred under the Deferred Compensation Program for Directors.

c.	The lead director shall receive an additional annual retainer of $25,000. Payment may be deferred under the Deferred Compensation Program for Directors.

d.
Deferred stock units with a targeted dollar value of $150,000 shall be credited annually to the Air Products Stock Account under the Deferred Compensation Program for Directors for each director who is continuing in office after the Annual Meeting of Shareholders, effective as of the day of the Annual Meeting. The number of units to be credited will be determined based on the Fair Market Value of a share of common stock of the Company as determined under the Program.

9a-2

Exhibit 10.2

e.
Deferred stock units shall be credited to the Air Products Stock Account under the Deferred Compensation Program for Directors for each newly-elected director effective as of the date the director first serves on the Board. The targeted dollar value of such units shall be the amount specified in paragraph (d) above multiplied by a fraction, the numerator of which shall be the number of full or partial months remaining until the next Annual Meeting of Shareholders and the denominator of which shall be twelve. The number of units to be credited will be determined based on the Fair Market Value of a share of common stock of the Company as determined under the Program.

f.
Directors shall be reimbursed for out-of-pocket expenses incurred in attending regular and special meetings of the Board and Board Committees and any other business function of the Company at the request of the Chairman of the Board. Expenses will be reimbursed as submitted.*/

*/
Directors are reimbursed at the rate of $.58 per mile or the current rate published by the Internal Revenue Service for use of their personal cars in connection with Company business. Directors using personal aircraft or private carrier will be reimbursed for such expenses at a rate equivalent to first-class airfare of scheduled carriers.

9a-3

AIR PRODUCTS AND CHEMICALS, INC.
NON-EMPLOYEE DIRECTORS
EXPENSE REPORT

EVENT(S) AND DATE(S)    ____________________________________________________

COMMERCIAL AIRFARE    ____________________________________________________
(Attach Ticket)

HOTEL ACCOMMODATIONS    ____________________________________________________

MEALS    ____________________________________________________

MILEAGE    ____________________________________________________

CHAUFFEUR SERVICE    ____________________________________________________

TELEPHONE TOLLS    ____________________________________________________

MISCELLANEOUS    ____________________________________________________
(Please Specify)

TOTAL    ____________________________________________________

__________________________________
Signature / Date

__________________________________
Address

Please submit this form with attached receipts to Norma L. Visnar, Corporate Secretary’s Office

11/26/19                            9a-4